UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2023

INDUS REALTY TRUST, INC.

(Exact name of registrant as specified in charter)

Maryland	06-0868496
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

(Commission File Number)	1-12879

641 Lexington Avenue, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code	(212) 218-7910

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	INDT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At a special meeting (the “Special Meeting”) of stockholders held on May 17, 2023, the stockholders of INDUS Realty Trust, Inc. (the “Company”) voted on the proposals set forth below. The proposals are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 14, 2023, as supplemented on May 8, 2023. The voting results regarding each proposal, as determined by Leonard Gleason, the Company’s Inspector of Election, are set forth below. As of the close of business on April 13, 2023, the record date of the Special Meeting, there were 10,196,587 shares of common stock of the Company, par value $0.01 per share (“Company Common Stock”), outstanding, each of which was entitled to one vote on each proposal at the Special Meeting. At the Special Meeting, a total of 8,817,234 shares of Company Common Stock, representing approximately 86.47% of the outstanding shares of Company Common Stock entitled to vote, were present in person or represented by proxy, constituting a quorum to conduct business.

Proposal No. 1: Approval of the merger (the “Merger”) of IR Merger Sub II, Inc., a Maryland corporation (“Merger Sub”) and wholly owned subsidiary of IR Parent, LLC, a Delaware limited liability company (“Parent”), with and into the Company, pursuant to the Agreement and Plan of Merger, dated as of February 22, 2023, as may be amended from time to time, by and among the Company, Parent and Merger Sub (the “Merger Proposal”).

The Merger Proposal was approved by the requisite vote of the Company’s stockholders.

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,809,681	1,756	5,797	—

Proposal No. 2: Approval of, on a non-binding, advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger (the “Advisory Compensation Proposal”).

The Advisory Compensation Proposal was approved by the requisite vote of the Company’s stockholders.

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,272,963	380,137	164,134	—

Proposal No. 3: Approval of any adjournment of the Special Meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Special Meeting to approve the Merger Proposal.

Adjournment of the Special Meeting was deemed not necessary because there was a quorum present and there were sufficient proxies at the time of the Special Meeting to approve the Merger Proposal.

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,464,266	198,782	154,186	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUS REALTY TRUST, INC.

Dated: May 17, 2023

	By:	/s/ Jon W. Clark
Jon W. Clark
Executive Vice President and Chief Financial Officer